Exhibit 10.41

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Amendment”), is made as of the 7th day of April, 2020 (the “Effective Date”), by and between the BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, acting for the use and benefit of The University of Texas M. D. Anderson Cancer Center, an institution of The University of Texas System (“Landlord”) and ZIOPHARM ONCOLOGY, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

Reference is hereby made to the following facts:

A. Landlord and Tenant entered into that certain Lease dated as of October 15, 2019 (the “Existing Lease”), for certain premises (the “Existing Premises”) known as Suites 8030 and 8032, containing approximately 8,443 rentable square feet in the aggregate, within that certain building known as Building B of the El Rio Buildings, located at 8000 El Rio Street, Houston, Texas 77054 (as more particularly described in the Existing Lease, the “Building”). Contemporaneously herewith, Landlord and Tenant are entering into a First Amendment to Lease for delivery, installation, use and maintenance of the Replacement Benches from Landlord to Tenant. All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease. The Existing Lease, as modified and amended by this Amendment, is referred to herein as the “Lease”.

B. Tenant desires to lease additional premises from Landlord consisting of (i) approximately 2,770 rentable square feet within the Building, known as Suite 8036, and approximately 2,824 rentable square feet within the Building, known as Suite 8038, all as shown on Exhibit A attached hereto and incorporated by reference herein (the “Expansion Prime Premises”), and (ii) the generator premises located in the area depicted on Exhibit B-1B attached hereto (the “Expansion Generator Premises”), the rooftop premises located in the area depicted on Exhibit B-1C attached hereto (the “Expansion Rooftop Premises”), and the gas storage and tank premises located in the area depicted on Exhibit B-1D attached hereto (the “Expansion Gasses/Tank Premises”, and collectively, the Expansion Prime Premises, the Expansion Generator Premises, the Expansion Rooftop Premises, and the Expansion Gasses/Tank Premises are the “Expansion Premises”), and Landlord agrees to lease the Expansion Premises to Tenant, and to modify and amend the Existing Lease, all in the manner hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the Existing Lease is hereby amended as follows:

1. Lease of Expansion Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises for a Term commencing on the date (the “Expansion Premises Commencement Date”) on which Landlord delivers the Expansion Premises to Tenant in the Delivery Condition and expiring on the Expiration Date, unless earlier terminated or extended, in accordance with the terms of the Lease. The lease and use of the Expansion Premises shall be upon and subject to all of the other terms and conditions of the Existing Lease, except as expressly set forth in this Amendment. The Expansion Premises Commencement Date is anticipated to occur on April 13, 2020 (the “Estimated Expansion Premises Commencement Date”). The “Expansion Premises Rent Commencement Date” shall mean the earlier to occur of (i) the date on which Tenant has completed Tenant’s Expansion Premises Work (as hereinafter defined), or (ii) the date that is four (4) months after the Expansion Premises Commencement Date. From and after the Expansion Premises Commencement Date, except as expressly set forth herein, (v) each reference contained in the Existing Lease to the “Premises” shall be considered to be a reference to the Existing Premises and the Expansion Premises, collectively, (w) each reference contained in the Existing Lease to the “Prime Premises” shall be considered to be a reference to the existing Prime Premises and the Expansion Prime Premises, collectively, (x) each reference contained in the Existing Lease to the “Generator Premises”, shall be considered to be a reference to the existing Generator Premises and the Expansion Generator Premises, collectively, (y) each reference contained in the Existing Lease to the “Rooftop Premises”, shall be considered to be a reference to the existing Rooftop Premises and the Expansion Rooftop Premises, collectively, and (z) each reference contained in the Existing Lease to the “Gasses/Tank Premises”, shall be considered to be a reference to the existing Gasses/Tank Premises and the Expansion Gasses/Tank Premises, collectively.

2. Rent for Expansion Premises. For and with respect to the Expansion Premises, commencing on the Expansion Premises Rent Commencement Date and continuing through the Expiration Date, Tenant shall pay to Landlord the Base Rent, Tenant’s Share of Taxes, and all other Additional Rent and charges payable pursuant to the Lease in accordance with the terms and provisions of the Existing Lease, except as set forth herein.

a. Commencing on the Expansion Premises Rent Commencement Date, Tenant shall pay Base Rent with respect to the Expansion Premises as follows:

Period of Time	Annual Base Rent	Monthly Payment
Expansion Premises Lease Year 1	$138,003.98	$11,500.33
Expansion Premises Lease Year 2	$138,003.98	$11,500.33
Expansion Premises Lease Year 3	$142,144.10	$11,845.34
Expansion Premises Lease Year 4	$146,408.42	$12,200.70
Expansion Premises Lease Year 5	$150,800.68	$12,566.72
Expansion Premises Lease Year 6	$155,324.69	$12,943.72
Expansion Premises Lease Year 7	$159,984.44	$13,332.04

For purposes hereof, “Expansion Premises Lease Year” shall mean a twelve-month period beginning on the Expansion Premises Rent Commencement Date or any anniversary of the Expansion Premises Rent Commencement Date, except that if the Expansion Premises Rent Commencement Date does not fall on the first day of a calendar month, then the first Expansion Premises Lease Year shall begin on the Expansion Premises Rent Commencement Date and end on the last day of the month containing the first anniversary of the Expansion Premises Rent Commencement Date, and each succeeding Expansion Premises Lease Year shall begin on the day following the last day of the prior Expansion Premises Lease Year. The final Expansion Premises Lease Year shall end on the Expiration Date.

b. Without in any way limiting the generality of Section 1 hereof, Tenant’s Share shall be calculated based upon the rentable area of the existing Prime Premises, as expanded to include the Expansion Prime Premises pursuant to the terms of this Amendment.

c. Without in any way limiting the generality of Section 1 hereof, Tenant shall be entitled to utilize Remaining Funds to satisfy all Rent obligations under this Amendment, and for the payment of costs incurred by Tenant in connection with Tenant’s Expansion Premises Work, in each case subject to and in accordance with the terms of the Existing Lease, including, without limitation, Sections 5.1(b) and Exhibit 3 thereof.

3. Expansion Premises Utilities. Without in any way limiting the generality of Section 1 hereof, electricity and other utilities with respect to the Expansion Premises shall be utilized and paid for by Tenant in accordance with Article 9 of the Existing Lease.

4. Condition and Delivery of Expansion Premises.

a. Tenant has inspected the Expansion Premises and agrees (a) to accept possession of, and Landlord agrees to deliver, the Second Amendment Expansion Premises in the Delivery Condition, and (b) that except as aforesaid, Landlord has no obligation to perform any other work, supply any materials, incur any expense or make any alterations or improvements to prepare the Expansion Premises for Tenant’s occupancy. In particular, Tenant acknowledges and agrees that Section 3.1 of the Existing Lease applies in its entirety to the Expansion Premises, but Tenant will not have a Termination right as set forth in Section 3.3 with respect to the Expansion Premises. Any work to be performed by Tenant to the Expansion Premises in connection with Tenant’s initial occupancy of the Expansion Premises shall be hereinafter referred to as “Tenant’s Expansion Premises Work” and shall be performed in accordance with the terms and conditions of the Existing Lease, including, without limitation, the terms and conditions of Section 11 and Exhibit 3 of the Existing Lease. Landlord hereby approves of Tenant’s Expansion Premises Work; provided however, in the event Tenant’s Expansion Premises Work (a) is materially inconsistent with the depiction of work attached hereto as Exhibit C, and (b) requires Landlord’s prior approval in accordance with the terms and conditions of Section 11.1(a) of the Existing Lease, then Tenant shall submit to Landlord for approval a set of Design/ Development Plans, and/or Final Construction Drawings for Tenant’s Expansion Premises Work in accordance with the terms of Exhibit 3 of the Existing Lease.

b. Landlord shall use diligent efforts to deliver the Expansion Premises to Tenant in the Delivery Condition not later than the Estimated Expansion Premises Commencement Date. However, except for Tenant’s remedies set forth in this Section 4(b): (i) Tenant’s sole remedies shall be a delay in the Expansion Premises Commencement Date, (ii) Tenant shall have no claim or rights against Landlord, and Landlord shall have no liability or obligation to Tenant in the event of delay in the Expansion Premises Commencement Date, and (iii) no delay in the Expansion Premises Commencement Date shall have any effect on the parties rights or obligations under this Lease. Without limiting the foregoing, as liquidated damages and the sole and exclusive remedies of Tenant on account thereof, (x) if the Expansion Premises Commencement Date has not occurred by the Estimated Expansion Premises Commencement Date, then for and with respect to each day between the Estimated Expansion Premises Commencement Date and the date on which the Expansion Premises Commencement Date actually occurs, Tenant shall receive a credit against the Rent payable under the Lease (to be applied to the Rent payable immediately after the Expansion Premises Rent Commencement Date) in an amount equal to the per diem Base Rent payable for the Expansion Premises, and (y) in addition, if (i) the Expansion Premises Commencement Date has not occurred by the date which is thirty (30) days following the Estimated Expansion Premises Commencement Date (the “Expansion Premises Cancellation Date”), and (ii) not less than fifteen (15) days prior to the delivery of a Termination Notice (as hereinafter defined) Tenant shall have delivered a Reminder Notice to Landlord (with applicable changes to conform to this Section 4(b)), then at any time after the Expansion Premises Cancellation Date and prior to the date on which the Expansion Premises Commencement Date actually occurs, Tenant may elect to terminate this Lease by giving Landlord a Termination Notice, with such termination to be effective immediately upon the giving by Tenant of such Termination Notice. If Tenant timely and validly terminates this Amendment in accordance with the foregoing provisions, this Amendment shall be null and void and of no further force and effect, and except as expressly and specifically set forth herein, the parties shall have no further liabilities, responsibilities, or obligations hereunder. The Rent credits set forth above shall be credited against amounts due and payable under this Lease, and in no event will Landlord be required to make any payment to Tenant with respect to any Rent credits that would otherwise be available to Tenant under this Section 4(b). If the Expansion Premises Commencement Date does not occur prior to the Expansion Premises Cancellation Date, and Tenant does not terminate this Lease in accordance with the foregoing provisions, then Tenant shall continue to accrue a credit against the Rent payable under this Lease in the amounts set forth above for and with respect to each day between the Estimated Expansion Premises Commencement Date and the date on which the Expansion Premises Commencement Date actually occurs.

5. Parking. From and after the Expansion Premises Commencement Date, the term “Parking Spaces” shall be amended to provide Tenant with up to fifty-six (56) unreserved parking spaces for Tenant’s use, subject to and in accordance with the terms and conditions of Section 1.3(b) of the Existing Lease, including, without limitation, the obligation to pay the applicable Parking Charges.

6. Existing Lease Commencement Date. Landlord and Tenant acknowledge and agree that the Commencement Date under the Existing Lease occurred on November 1, 2019.

7. Brokerage. Tenant warrants and represents to Landlord, and Landlord warrants and represents to Tenant, that it has dealt with no broker or agent in connection with this Amendment. Tenant agrees to defend, indemnify, and hold Landlord harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

8. Miscellaneous. Tenant hereby represents and warrants to Landlord as follows: (i) the execution and delivery of this Amendment by Tenant has been duly authorized by all requisite corporate action; (ii) neither the Existing Lease nor the interest of the Tenant therein has been assigned, sublet, encumbered or otherwise transferred; (iii) to the actual knowledge of Tenant, there are no defenses or counterclaims to the enforcement of the Existing Lease or the liabilities and obligations of Tenant thereunder; (iv) neither Tenant nor, to the actual knowledge of Tenant, Landlord, is in breach or default of any of its respective obligations under the Existing Lease, (v) Landlord has made no representations or warranties, except as expressly and specifically set forth in the Existing Lease and this Amendment. Landlord hereby represents and warrants to Tenant as follows: (i) the execution and delivery of this Amendment by Landlord has been duly authorized by all requisite action; (ii) to the actual knowledge of Landlord, there are no defenses or counterclaims to the enforcement of the Existing Lease or the liabilities and obligations of Landlord thereunder; (iii) neither Landlord nor, to the actual knowledge of Landlord, Tenant, is in breach or default of any of its respective obligations under the Existing Lease, and (iv) Tenant has made no representations or warranties, except as expressly and specifically set forth in the Existing Lease and this Amendment. The submission of drafts of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for, the Expansion Premises, and this Amendment shall not be binding upon Landlord or Tenant unless and until Landlord has executed and delivered to Tenant a fully-executed version of this Amendment. Except as expressly and specifically set forth in this Amendment, the Existing Lease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Existing Lease shall remain unaltered and unmodified and in full force and effect throughout the balance of the Term of the Lease.

9. Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument. This Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signature Page Follows]

EXECUTED as an instrument under seal as of the date first above-written.

LANDLORD

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, for the use and benefit of The University of Texas M. D. Anderson Cancer Center

By:	/s/ Ben Melson
Name:	Ben Melson
Title:	Senior Vice President and Chief Financial Officer

Approved as to Content:

THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By:	/s/ Spencer Moore
Name:	Spencer Moore
Title:	VP and Chief Facilities Officer

Reviewed and Approved by
UTMDACC Legal Services for
UTMDACC Signature:
/s/ Chad Mavity 4/9/2020

TENANT

ZIOPHARM ONCOLOGY, INC.,
a Delaware limited liability company

By:	/s/ Kevin G. Lafond
Name:	Kevin G. Lafond
Title:	Chief Accounting Officer

EXHIBIT A

Floor Plan for Expansion Premises - 8036

B-1B

EXHIBIT A

Floor Plan for Expansion Premises - 8038

B-2 -2-

EXHIBIT B-1B

Expansion Generator Premises

B-2 -3-

EXHIBIT B-1C

Expansion Rooftop Premises

B-1C

EXHIBIT B-1D

Expansion Gasses/Tank Premises

B-1D

EXHIBIT C

Fit Plan of Tenant’s Expansion Premises Work

C-1